Exhibit 10.15

                      TERMINATION AGREEMENT

      This Termination Agreement (the "Agreement") is made and entered into this 25th day of January, 2002, by and between Halliburton Company ("Halliburton"), a Delaware corporation, its subsidiary, Halliburton Energy Services, Inc. ("HES"), a Delaware corporation, and McMoRan Oil & Gas LLC, a Delaware limited liability company ("MOXY"). Halliburton, HES and MOXY are sometimes hereinafter referred to individually as "Party" and/or collectively as "Parties."

                           WITNESSETH:

     WHEREAS, the Parties entered into that certain Participation Agreement dated the 15th day of June, 2000, pursuant to which the Parties established terms and conditions pursuant to which (i) MOXY would engage the services of HES in connection with its oil and gas drilling and exploration activities, (ii) HES would provide to MOXY certain technical personnel in connection with such activities, (iii) HES was given the right to elect to participate in certain development prospects identified by MOXY, and (iv) Halliburton would provide a guaranty for a revolving credit facility for MOXY (the "Participation Agreement");

      WHEREAS,  in accordance with that certain letter  and  Term
Sheet dated December 21, 2001 (the "Term Sheet"), HES and MOXY have negotiated and entered into that certain Purchase and Sale Agreement of even date herewith which provides for a future Closing (the "Closing") and pursuant to which MOXY has agreed to sell and assign to HES and HES has agreed to purchase and pay for certain oil and gas properties (the "Purchase and Sale Agreement");

     WHEREAS, in accordance with the Purchase and Sale Agreement, the Parties have agreed that the Purchase Price, as defined in the Purchase and Sale Agreement, shall be used to satisfy MOXY's outstanding obligations under its revolving credit facility, to terminate the Tranche B Credit Facility thereunder and to release and discharge Halliburton from the guaranty made in connection with the Participation Agreement; and

     WHEREAS, the Parties also desire to terminate the Participation Agreement except to the extent same governs HES' participation in The North Tern Deep Prospect (as described in
Section 2.2 below), all in accordance with the terms and conditions hereafter provided.

     NOW, THEREFORE, for good and valuable consideration and  for
the   mutual   covenants  herein  contained,  the   receipt   and
sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    Repayment/Termination of the Tranche B Credit Facility  and
Release of Mortgages and
      Guaranty

      At Closing, MOXY shall repay all borrowings and outstanding obligations under Annex I Terms, Conditions and Provisions relating to the Tranche B Credit Facility (the "Tranche B Credit Facility") to its Amended and Restated Credit Agreement (the "Credit Agreement") dated as of the date of the Participation Agreement among MOXY, JP Morgan Chase Bank (formerly Chase Bank of Texas, National Association) ("Chase") and the lenders (the "Lenders") signatory thereto, and obtain and deliver to HES (a) releases, in the forms attached hereto as Exhibits A-1, A-2, A-3 and A-4 (the "Mortgage Releases") of all mortgages given by MOXY to secure MOXY's obligations under the Tranche B Credit Facility,
(b) appropriate documentation signed by Chase, the Lenders and MOXY evidencing the repayment and termination of the Tranche B Credit Facility, which documentation shall be in the form attached hereto as Exhibit B-1 (the "Termination"), and (c) a full release of Halliburton from any liability under the Tranche B Credit Facility, including without limitation any liability under the Guaranty Agreement dated June 15, 2000, executed by Halliburton in favor of Chase, as Agent, which release shall be in the form attached hereto as Exhibit B-2 (the "Release") and
(d) documentation in form and substance reasonably acceptable to Halliburton evidencing that the outstanding balance of borrowed money under the "Tranche A Credit Facility" (as defined in the Credit Agreement) is zero on the date thereof, following the application of monies paid to MOXY under the Purchase and Sale Agreement.

2.   Termination of the Participation Agreement:

     Upon Closing and subject to the other provisions of this Agreement, the Participation Agreement shall terminate effective as of Closing except as follows:

     2.1  Payment by MOXY of Balance Due HES

      Upon Closing, MOXY shall pay HES by wire transfer or certified funds, all amounts then unpaid to HES with respect to those invoices set forth in Exhibit C attached hereto (the "Current Invoices"), subject however to a credit in favor of MOXY in the amount of Three Hundred and Twenty Five Thousand and no/100 ($325,000.00) (the "Credit") reflecting the settlement of all disputes as contemplated by Article 3 below. The Credit shall be deducted by MOXY in making the foregoing payment at Closing (i.e., MOXY shall pay the total unpaid amount shown by Exhibit C net of the Credit). Prior to Closing, HES and MOXY will endeavor in good faith to amend Exhibit C to include any additional invoices received after the date hereof by MOXY for services performed and/or products delivered by HES or its affiliates, but failure to agree upon any such amendment shall not affect the Parties rights and obligations as set forth in this Section 2.1 and Article 3 below.

     2.2  Right to Participate in Deep Tern Prospect:

     Notwithstanding anything to the contrary recited in this Article, the Parties acknowledge that prior to the execution of this Agreement, HES exercised its option and elected to participate in The North Tern Deep Prospect pursuant to the terms of Article 5 of the Participation Agreement. Accordingly, HES and MOXY agree that the terms and conditions of the Participation Agreement insofar as they cover The North Tern Deep Prospect will survive the Closing and will govern and apply to HES's participation in The North Tern Deep Prospect. The North Tern Deep Prospect is identified by that certain Election Point Notification given by MOXY to HES dated March 23, 2001. The Mortgage encumbering MOXY's interest in North Tern Deep Prospect dated April 16, 2001, executed by MOXY in favor of HES, recorded at CB 44E, Folio 100, Entry 273760, and MB871, Folio 601, Entry 245212 in the real property records of St. Mary's Parish, Louisiana, on May 14, 2001, securing MOXY's obligations to pay HES amounts due and owing under the Participation Agreement, attributable to HES's participation in North Tern Deep Prospect is expressly not released or waived by the execution of this Agreement, and is expressly reaffirmed and ratified by MOXY.

     2.3  Confidentiality Obligations:

     The   Confidentiality  Obligations  of  Article  8  of   the
Participation Agreement shall survive the termination of the Participation Agreement.

     2.4  Indemnity Obligations:

     The  Indemnity Obligation of Article 13 of the Participation
Agreement  shall  survive the termination  of  the  Participation
Agreement.

     2.5  Related Agreements:

     For the avoidance of doubt, the termination of the Participation Agreement will not terminate (a) the Indemnity Agreement referenced in Section 6.3 of the Participation Agreement, (b) the Master Service Contract (as defined in the Participation Agreement) except with respect to the pricing of HES's services, or (c) the Master Consulting Agreement (as defined in the Participation Agreement) except with respect to the pricing of HES's services; the agreement to continue the Master Services Contract and Master Consulting Agreement is subject to the parties agreeing on pricing terms under such contracts which are based upon mutually acceptable competitive pricing (the Parties agreeing to endeavor in good faith to conclude such a new pricing agreement prior to Closing or as soon thereafter as possible).

3.   Settlement and Waiver of Claims and Rights:

      In connection with the termination of the Participation Agreement, subject only to the occurrence of Closing and the exclusions set forth on Sections 2.1, 2.2, 2.3, 2.4 and 2.5 above, at Closing the Parties will enter into an agreement in the form attached hereto as Exhibit D to expressly compromise, settle, waive and relinquish any disputes or claims arising prior to Closing out of or in connection with the Participation Agreement with respect to the pricing, quality and/or effectiveness of, and/or the accuracy or correctness of billings, discounts and invoices for, work, services, products and/or materials provided by HES and/or its affiliates; subject, however, to excluding from such compromise any breach of warranty claims MOXY may have under the Master Services Contract related to the completion and testing of MOXY's S.L. 340 #2 well which is in process and as to which the parties shall promptly following such activities resolve any claims which may exist. Subject to the occurrence of Closing and the exclusions set forth on Sections 2.1, 2.2, 2.3, 2.4 and 2.5 above, HES waives and relinquishes any rights it may have to participate with MOXY in any Prospects, as defined in the Participation Agreement, from and after the Effective Time (whether or not such Prospects are identified or were identifiable prior to Closing).

4.   New Service Agreements:

      HES and MOXY shall endeavor to negotiate new service agreements reflective of the revised relationship of the Parties to apply to the period subsequent to Closing through December 31, 2003 to replace the agreements referred to in (b) and (c) of
Section 2.5 above.

5.   Return of Data and Information:

     Within thirty (30) days after Closing, HES shall deliver, and shall cause HES's consultants, experts and advisers to deliver to MOXY, or to certify in writing the destruction of, in each case to the extent provided by HES' existing written confidentiality obligations to MOXY, all geological, geophysical, engineering and other data and information provided to them or any of them under the Participation Agreement except as same may apply to the The North Tern Deep Prospect or as may be covered by any new service agreement between the Parties and except as same may be pertinent to HES's ownership and/or operation of the Subject Interests (as defined in the Purchase and Sale Agreement).

6.   Further Actions and Public Announcements:

The Parties further agree that each will, from time to time and upon reasonable request, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, and take such other action as may be necessary, or advisable, to carry out their obligations under this Agreement.

      No press release or other public announcement shall be made with respect to this Agreement except in accordance with the terms of Article 9.3 of the Purchase and Sale Agreement.
7.   Applicable Law:

     The provisions of this Agreement and the relationship of the Parties shall be governed and interpreted according to the laws of the State of New York without giving effect to principles of conflicts of laws.

8.   Severance of Invalid Provisions:

     In case of a conflict between the provisions of this Agreement and the provisions of any applicable laws or regulations, the provisions of the laws or regulations shall govern over the provisions of this Agreement. If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any present or future law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity. Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provision eliminated.

9.   Integrated Agreement:

     Upon execution of this Agreement by all Parties, this Agreement and the Purchase and Sale Agreement and the instruments contemplated thereby shall supersede and replace all previous negotiations, understandings or promises, whether written or oral, relative to the subject matter of said agreements. Each of the Parties acknowledges that no other Party has made any promise, representation or warranty that is not expressly stated in the aforedescribed agreements. This Agreement shall not be modified or changed (nor any provision of this Agreement waived) except by a written instrument signed by all the affected Parties.

     MOXY acknowledges that HES has entered into the Purchase and Sale Agreement in consideration of, among other things, MOXY entering into this Agreement. Article 4 of the Purchase and Sale Agreement (i) provides that MOXY will prepare and send forms of notices and requests for waivers to all holders of preferential purchase rights or consent rights in the Subject Interests (referred to in the Purchase and Sale Agreement as "Rights") and
(ii) describes the effect on Closing and the Purchase Price (both as defined in the Purchase and Sale Agreement) if any third party exercises the Rights. MOXY agrees that it will perform its obligations under this Agreement notwithstanding any reduction of the Purchase Price by virtue of the exercise of the Rights, even if the Rights are exercised to the extent that the Purchase Price is reduced to zero. MOXY agrees that it will use the aggregate proceeds from (a) the exercise of the Rights, if any, and (b) the Purchase Price, if any, to perform its obligations under this Agreement to terminate the Tranche B Credit Facility and have the Guaranty Agreement released.

10.  Conditions; Binding Effect:

      The obligations of the Parties set forth in this Agreement which are due "at Closing" or "upon Closing" shall be conditioned upon the occurrence of Closing. For the avoidance of doubt, HES's obligation to purchase and pay for the oil and gas properties under  the  Purchase  and  Sale Agreement  shall  be  contingent, without limitation, upon the delivery at Closing of the Termination and the Release and the concurrent payment required by Section 2.1 hereof.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.


11.  Multiple Counterparts:

     This Agreement may be executed by signing the original or a counterpart hereof. If this Agreement is executed in multiple counterparts, each counterpart shall be deemed an original, and all of which when taken together shall constitute but one and the same agreement with the same effect as if all Parties had signed the same instrument.

12.  Dispute Resolution:

       Notwithstanding anything contained heretofore in this Agreement to the contrary, the Parties specifically acknowledge and agree that any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the following Dispute Resolution Procedure which shall constitute a condition precedent to any Party seeking judicial enforcement of any provisions of this Agreement. Any dispute, controversy or claim concerning this Agreement (other than claims by a third party under which a Party hereto is claiming indemnity, and such third party claim is in litigation) shall be resolved under the mediation and binding arbitration procedures of this Article. The Parties will first attempt in good faith to resolve all disputes by negotiations between management level persons who have authority to settle the controversy. If any Party believes further negotiations are futile, such Party may initiate the mediation process by so notifying the other Party to the dispute ("Disputing Parties") in writing. The Disputing Parties shall then attempt in good faith to resolve the dispute by mediation in New Orleans, Louisiana, in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes, as such procedure may be modified by agreement of the Disputing Parties. The Disputing Parties shall share the costs of mediation services equally and shall each have present at the mediation at least one individual who has authority to settle the dispute. If the dispute has not been resolved pursuant to mediation within sixty (60) days after initiating the mediation process, the dispute shall be resolved through binding arbitration, as follows:

     12.1.1    Selection of Arbitrators:

     If any dispute or controversy arises between the Parties out of this Agreement, the alleged breach thereof, or any tort in connection therewith, or out of the refusal to perform the whole or any part thereof, and the Parties are unable to agree with respect to the matter or matters in dispute or controversy, the same shall be submitted to arbitration before a panel of three
(3) arbitrators in accordance with the Center for Public Resource Rules for Non-Administered Arbitration of Business Disputes and the provisions in this Article. The panel of arbitrators shall be chosen as set forth herein. If the dispute or controversy involves more than two Parties Halliburton and HES will be deemed to be and treated collectively as a single Party. The arbitrators selected to act hereunder shall be qualified by education, experience, and training to pass upon the particular matter or matters in dispute.Upon the written demand of either of the Disputing Parties and within fifteen (15) days from the date of such demand, each Disputing Party shall name an arbitrator and these two (2) so named shall promptly thereafter choose a third. If a Disputing Party fails to name an arbitrator within fifteen
(15) days from such demand, the other Disputing Party shall name the second arbitrator as well as the first, or if the two arbitrators fail within fifteen (15) days from their appointment to agree upon and appoint the third arbitrator, then upon written application by either Disputing Party, such third arbitrator may be appointed by the President of the Center for Public Resources, Inc.

     12.1.2    Arbitration:





     The panel of arbitrators so chosen shall proceed promptly to hear and determine the matter or matters in dispute, after giving the Disputing Parties due notice of hearing and a reasonable opportunity to be heard. The procedure of the arbitration proceedings shall be in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, as may be modified by the panel of arbitrators. Unless otherwise determined by the arbitrators, the hearing and presentations of the Parties shall not exceed two days cumulative. All arbitration proceedings hereunder shall be held in Lafayette, Louisiana, unless the panel of arbitrators determines that another venue is more appropriate. The award of the panel of arbitrators or a majority thereof shall be made within forty-five (45) days after the appointment of all the arbitrators, subject to any reasonable delay due to unforeseen circumstances. In the event the panel or a majority thereof fail to make an award within sixty (60) days after the appointment of all the arbitrators, new arbitrators may, at the election of any Disputing Party, be chosen in like manner as if none had been previously selected.

     12.1.3    Award and Arbitration Expenses:

     The award of the arbitrators, or a majority thereof, shall be in writing, determined in accordance with the substantive law of the State of New York, and shall be final and binding on the Parties as to the question or questions submitted and the Parties shall abide by such award and perform the conditions thereof. The award of the arbitrators shall be based on the applicable law and facts, the merits of the parties' positions in the controversy or dispute, and the arbitrators' assessment of the fairness and reasonableness of any settlement proposal of any Party. The arbitrators may not award any punitive or exemplary damages. The award shall not provide or create any rights or benefits in any person or entity which is not a Party to this Agreement, as this Agreement and any arbitration thereunder shall not be construed as a third party beneficiary contract. Unless otherwise determined by the arbitrators, all expenses in connection with such arbitration shall be divided equally between the Disputing Parties, except that the expenses of counsel, witnesses, employees, or other representatives of each Party shall be borne solely by the Party incurring them, and the compensation of any arbitrator named by a Party or group of Parties shall be borne solely by such Party or group of Parties; provided that if court proceedings to stay litigation or compel arbitration are necessary, the Party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses, and attorneys' fees of such court proceedings. Except as otherwise provided in the immediately preceding sentence, each Party shall bear its own attorneys' fees in connection with any appeal of an arbitration award, or in any other court litigation arising out of this Agreement.

     12.1.4    Confidentiality:

     The arbitrators may, but shall not be required, to explain reasons for the award. No transcript or other recording shall be made of the arbitration proceedings. Except (i) in connection with a suit for enforcement of the award, (ii) as required by law, court order, or regulation, (iii) when reasonably necessary to explain the terms and conditions of the award to outside attorneys, auditors, and insurers, or (iv) as part of good faith compliance with disclosure obligations under applicable law, the arbitration proceedings, the award, and the Parties' actions in connection with the arbitration are confidential and shall not be disclosed to third parties, and no disclosure of or reference to the arbitration, the award, or of the Parties' statements or actions in connection with the arbitration shall be made to any third party. All offers, promises, conduct, statements, and evidence, whether oral or written, made in the course of the arbitration by any of the Parties, their agents, employees, experts, or attorneys are confidential. Such offers, promises, conduct, statements, and evidence shall be considered inadmissible under Rule 408 of the Federal Rules of Evidence and any similar state-law provisions, and shall be inadmissible for any purpose, including impeachment. However, evidence that is otherwise admissible shall not be rendered inadmissible as a result of its use in the arbitration.

     12.1.5    Indemnification:

     The provisions of this Article shall not limit the obligation of a Party to defend, indemnify or hold harmless another Party against court proceedings or other claims, loss, damages or expenses as provided elsewhere in the Agreement.

     12.1.6    Preservation of Rights:

Notwithstanding the above, any Party may file a complaint for statute of limitations or venue reasons, or seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such actions, the Parties shall continue to try to resolve the dispute by negotiation, mediation, or arbitration as necessary.

IN WITNESS WHEREOF, this Agreement is executed by the duly authorized representatives of the Parties on the date first above written.


                              Halliburton Energy Services, Inc.


                              By: ______________________________
                                   Name:
                                   Title:


                              Halliburton Company


                              By:       /s/ Douglas L. Foshee
                                  --------------------------------
                                   Name:     Douglas L. Foshee
                                   Title: Executive Vice President and
                                            Chief Financial Officer



                              McMoRan Oil & Gas LLC


                              By:    /s/ Glenn A. Kleinert
                                   -------------------------------
                                   Name: Glenn A. Kleinert
                                   Title: President